UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2013

Commission File Number:  001-35522

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
04-3639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 1100, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 25, 2013, First PacTrust Bancorp, Inc. (the "Company") issued a press release announcing that its Board of Directors has approved a new share buyback program authorizing the Company, based upon management's discretion, to buy back, from time to time during the next 12 months, an amount representing up to 10% of the Company's currently outstanding common shares, at prices not to exceed the tangible book value of the Company's common shares, based on the book value of such shares as reported in the Company's most recent quarterly earnings report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   April 25, 2013
By:	/s/ Richard Herrin

Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated April 25, 2013